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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-3 of Coopers & Lybrand L.L.P.'s report dated February 23, 1996, relating to the combined balance sheet of Allied Communications, Inc. and its affiliates for the year ended December 31, 1995 in the related combined statements of income, stockholder's equity and cash flows for the year ended December 31, 1995.




/s/ PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
July 7, 1998